UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2009

CHAMPIONS BIOTECHNOLOGY, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-17263	52-1401755
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Science and Technology Park at Johns Hopkins 855 N. Wolfe Street, Suite 619, Baltimore, Maryland	21205
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 369-0365

Inapplicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 3.02. Unregistered Sales of Equity Securities.

On December 21, 2009, the Registrant broke escrow and executed an initial takedown of $2.1 million in connection with its private placement, which is expected to continue through January 2010. The initial takedown involved the sale of 2,800,000 shares of Common Stock at $0.75 per share. These securities were sold to accredited investors in the Company’s ongoing private placement in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHAMPIONS BIOTECHNOLOGY, INC.
(Registrant)

Date: December 24, 2009

By: /s/ Douglas D. Burkett
Douglas D. Burkett
President